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                                                                     EXHIBIT 3.8

                                     BYLAWS

                                       OF

                              ALOHA AIRGROUP, INC.

                               (Formerly AQ Corp.)

                                    ARTICLE I

                                     OFFICES

      The principal office of the Corporation shall be at such place as the Board of Directors shall from time to time determine. The Corporation may have such other offices, either within or without the State of Hawaii, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         Section 2.1 ANNUAL MEETING. The annual meeting of the stockholders shall be held each year at such time and place as the Board of Directors shall determine for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A unanimous written consent of the stockholders may be executed in lieu of the annual meeting.

         Section 2.2 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of stock of the Corporation entitled to vote at the meeting.


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         Section 2.3 PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Hawaii for any annual meeting or any special meeting of stockholders held upon the call of the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         Section 2.4 NOTICE OF MEETINGS. Written notice of each meeting of the stockholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Articles of Incorporation or these Bylaws or as required by statute, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be equivalent to the giving of the notice. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         Section 2.5 QUORUM. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares entitled to vote thereat, present in person or by proxy. If a quorum is not present at any meeting, a majority of the stockholders present in person or by proxy


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may adjourn, from time to time, without notice other than by an announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 2.6 VOTING AND PROXIES. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before the commencement of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Subject to the right to have directors elected by cumulative voting and except as may be otherwise provided in the Articles of Incorporation or the terms applicable to any class or classes of stock, each shareholder shall be entitled one vote upon each matter submitted to a vote at a meeting of the stockholders.

         Section 2.7 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such Corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name; but, in case the stock has not been so transferred into his name, he shall, as a prerequisite to so voting file with this Corporation a certified copy of his letters as such administrator, executor, guardian or conservator. Shares standing in the name of a trustee or trustees may be voted by all or a majority of such trustees, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such


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receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed and said order is filed with the Secretary of the Corporation. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred unless prior to the meeting the pledgee or his representative shall file with the Secretary written authorization for the pledgor to vote such stock.

         Section 2.8 CONSENT OF STOCKHOLDERS. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action permitted by law, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if the meeting were held consent in writing to the corporate action being taken.

         Section 2.9 CUMULATIVE VOTING. If, not less than forty-eight (48) hours prior to the time fixed for any annual or special meeting, any shareholder or shareholders deliver to any officer of the corporation a request that the election of directors to be elected at the meeting be by cumulative voting, then the directors to be elected at the meeting shall be chosen as follows: each shareholder present in person or represented by proxy at the meeting shall have a number of votes equal to the number of shares of capital stock of the corporation owned by the shareholder multiplied by the number of directors to be elected at the meeting; each shareholder shall be entitled to cumulate the votes of said shareholder and give all thereof to one nominee or to distribute his votes of said shareholder in such manner as the shareholder determines among any or all of the nominees; and the nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, shall be the successful nominees.



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                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 3.1 NUMBER AND TERM OF OFFICE. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but in no event shall the number of directors be less than the minimum number required by the Articles of Incorporation. Except as otherwise provided in the Articles of Incorporation or these Bylaws, directors shall hold office until the next annual meeting of stockholders after their election and until their successors shall be elected and qualified.

         Section 3.2 REMOVAL OF DIRECTORS. At a meeting of the stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the removal of a director or directors so elected shall require the vote of a majority of the holders of the outstanding shares of such class.

         Section 3.3 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders.

         Section 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting



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of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Hawaii, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them.

         Section 3.6 TELEPHONE MEETINGS. Subject to the provisions below regarding notice, members of the Board of Directors, or any committee designated thereby, may participate in a meeting of the Board of Directors, or such committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participating by such means shall constitute presence in person at such meeting.

         Section 3.7 NOTICE. Notice of any special meeting shall be given at least twenty-four (24) hours prior to the commencement of the meeting by written notice delivered personally or mail, telegraph or telecopy or by oral notice delivered personally or by telephone, or as otherwise prescribed by the Board of Directors. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director's business address, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the



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grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.8 QUORUM OF BOARD OF DIRECTORS AND ADJOURNMENT. A majority of the number of directors fixed by the Board of Directors pursuant to Section 3.1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum is present.

         Section 3.9 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or withholding of his or her vote shall be entered in the minutes of the meeting or unless such director shall file his or her dissent to such action with the person acting as secretary of the meting immediately before the adjournment thereof or shall forward such dissent by registered mail immediately (and in no event later than 24 hours) after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.10 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.



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         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         The power, authority and duties of each such committee shall be defined by resolution of the Board of Directors. The powers and authority of any such committee shall be limited to those permitted by law and these Articles of Incorporation. Specifically without limitation, any such committee shall not have authority to: (i) declare dividends or authorize distributions, (ii) approve or recommend to the shareholders actions or proposals required by law to be approved by the shareholders, (iii) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof, (iv) amend the Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, (vii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares; provided that the Board of Directors having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee


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to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the director.

         Section 3.11 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The directors may be paid a fixed sum for the attendance of each meeting of the Board of Directors or a fixed sum per annum, or both, for their services as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.12 ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee of the directors may be taken without a meeting, if all of the directors or all of the members of the committee, as the case may be, sign a written consent setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of the directors' meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

         Section 3.13 MANDATORY RETIREMENT. Each Director of the Corporation shall not be eligible for re-election in any year in which and after such Director's seventieth (70th) birthday shall have occurred. Notwithstanding anything above to the contrary, any Director who was a Director of the Corporation on September 20, 1992 shall not be subject to this Section 3.13.



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                                   ARTICLE IV

                                    OFFICERS

        Section 4.1 NUMBER. The officers of the Corporation shall be the Chairman of the Board, Vice Chairman of the Board, President, one or more Vice Presidents, Secretary, Treasurer, Controller, and in addition thereto, in the discretion of the Board of Directors, and such other officers and assistant officers as the Board of Directors shall from time to time appoint with such duties as from time to time may be prescribed by the Board of Directors or these Bylaws; provided that the Corporation shall have no fewer than two persons as officers.

         Section 4.2 APPOINTMENT AND TERM OF OFFICE. All officers shall be appointed by the Board of Directors and shall serve until their successors shall have been appointed. Any person may hold more than one office. All officers may be removed from office at any time with or without cause by the Board of Directors. The Board of Directors may, in its discretion, appoint acting or temporary officers and may appoint officers to fill vacancies occurring for any reason whatsoever, and may in its discretion, limit or enlarge the duties and powers of any officer appointed by it. Officers need not be stockholders of the Corporation.

         Section 4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board may preside at meetings of the Board of Directors and of the stockholders and shall perform such other duties as may be required by the Articles of Incorporation or these Bylaws or by any resolution of the Board of Directors.

         Section 4.4 VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall perform all the duties and exercise all of the powers of the Chairman of the Board provided by these Bylaws or otherwise, during the absence or disability of the Chairman of the Board or whenever the office of


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the Chairman of the Board shall be vacant, and shall perform such other duties as may be assigned by the Board of Directors or the Chairman of the Board.

         Section 4.5 PRESIDENT. The President may preside at meetings of the stockholders and the Board of Directors. The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business of the Corporation. The President shall perform such other duties as are incident to the office or are required by the Board of Directors.

         Section 4.6 VICE PRESIDENTS. In the absence or disability or refusal to act by the President, the Vice President or Vice Presidents shall, in order designated by the Board of Directors, perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President or Vice Presidents shall have such powers and perform such other duties as from time to time may be prescribed by the President, the Board of Directors or the Bylaws. The Board of Directors may designate one of the Vice Presidents as Executive Vice President. The Vice President so designated shall be first in order to perform the duties and exercise the power of the President in the absence of that officer.

         Section 4.7 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody and disbursement of corporate funds and the keeping of corporate financial records. The Treasurer shall perform all other duties assigned by the President or the Board of Directors. The Assistant Treasurer or assistant treasurers, if appointed, shall, in the order prescribed by the Board of Directors or the President, perform all the duties and exercise all the powers of the Treasurer during the absence or disability of the Treasurer or whenever the office is vacant and shall perform all the duties assigned by the President or the Board of Directors.



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         Section 4.8 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall keep the minutes of all meetings of the stockholders, the Board of Directors and committees of the Board of Directors. The Secretary shall call and give notice in conformity with these Bylaws, or as required by law, of all meetings of the stockholders and, where required, the Board of Directors. The Secretary shall be the custodian of the corporate records and the seal of the Corporation. The Secretary shall perform all other duties incident to the office or which may be assigned by the President or the Board of Directors. The Assistant Secretary or assistant secretaries shall, in the order prescribed by the Board of Directors or the President, perform all the duties and exercise all the powers of the Secretary during the absence or disability of the Secretary or whenever the office is vacant, and shall perform all the duties assigned by the President or the Board of Directors.

         Section 4.9 CONTROLLER. The Controller shall be the chief accounting officer of the Corporation and shall be responsible for and have supervision over all of its books and accounts. The Controller shall be responsible to, and shall perform such other duties and have such other powers as are assigned by the Board of Directors.

         Section 4.10 CATASTROPHIC EVENT. In the event of a catastrophe which shall cause the death or inability to act of the Chairman of the Board, the President and other officers, the order of succession to the presidency shall be the Vice President or Vice Presidents in such order as shall be determined by resolution of the Board of Directors, the Secretary, and the Treasurer until such time as the Board of Directors fills the vacancies. In the event of the death or inability to act of the Chairman of the Board or the President, the Secretary may call a special meeting of the Board of Directors for the purpose of filling the vacancies.


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                                    ARTICLE V

                                  CAPITAL STOCK

     Section 5.1 CERTIFICATES OF STOCK. The shares of the Corporation shall be represented by certificates. Certificates shall be signed by the chairman or vice chairman of the Board of Directors or the President or a vice president and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon the certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were an officer, transfer agent, or registrar at the date of its issue.

                  If the Corporation issues shares of more than one class, every certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and, if the Corporation issues any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                  Each certificate representing shares shall state upon the face thereof,

                  (a) that the Corporation is organized under the laws of the
                      State of Hawaii;

                  (b) the name of the person to whom the certificate is issued;


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                  (c) the number and class of shares, and the designation of the series, if any, which the certificate represents; and

                  (d) the par value of each share represented by the certificate, or a statement that the shares are without par value.

                  No certificate shall be issued for any share until the consideration established for its issuance has been paid.

                  Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                  The Board of Directors of the Corporation may provide by resolution that some or all of any of all classes and series of its shares shall be uncertificated shares; provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to subparagraphs (b) and (c) of this section. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.



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         Section 5.2 TRANSFER OF STOCK. Transfer of stock may be made in any manner permitted by law. However, no transfer shall be valid except between the parties thereto until a properly indorsed certificate has been presented to the Corporation for registration of the transfer.

         Section 5.3 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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         Section 5.4 LOST CERTIFICATES. The Board of Directors may, subject to such rules and regulations as it may adopt from time to time, order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of stock of the Corporation alleged to have been lost or destroyed, but in every such case, the owner of the lost or destroyed certificate or certificates shall be required to file with the Board of Directors sworn evidence showing the facts connected with such loss or destruction. The Board of Directors may, in its discretion, further require that a notice or notices shall be published not less than once each week for three consecutive weeks or for such other length of time as the Board of Directors may provide in any special case in one or more newspapers of general circulation published in Honolulu, State of Hawaii, which notice shall describe the lost or destroyed certificate, seek its recovery and warn all persons against negotiating, transferring or accepting the same. Unless the Board of Directors shall otherwise direct, the owner of the lost or destroyed certificate shall be required to give to the Corporation a bond or undertaking in such sum, in such form, and with such surety or sureties as the Board of Directors may approve, to indemnify the Corporation against any loss, damage or liability that the Corporation may incur by reason of the issuance of a new certificate or certificates. Any new certificate issued in the place of any lost or destroyed certificate shall bear the notation "Issued for Lost Certificate No. ___". Nothing in this section contained shall impair the right of the Board of Directors, in its discretion, to refuse to replace any allegedly lost or destroyed certificate, save upon the order of the court having jurisdiction in the matter.

         Section 5.5 CONSIDERATION FOR SHARES. The Corporation may issue any share of stock, with or without par value, in consideration of any one or any combination of more than one of the following: money paid; labor done; services actually rendered; debts or securities cancelled; tangible


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or intangible property actually received; amounts transferred to capital from any surplus of the Corporation upon the issue of shares as a stock dividend; and such other consideration as may be permitted by Chapter 416, nothing herein is intended to prohibit the issuance of shares of stock held as treasury shares by the Corporation to any officer, director or employee of the Corporation pursuant to any stock bonus plan or plans, in consideration of future services to be performed by such officer, director or employee for the Corporation.

                                   ARTICLE VI

                     VOTING OF STOCK HELD BY THE CORPORATION

         In all cases where the Corporation owns, holds, or represents under power of attorney or proxy or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, partnerships or other associations, such shares or interests shall be represented and voted by the President, or, in the absence of the President, by a vice president, or as otherwise prescribed by the Board of Directors. In the absence of either officer, then any person specifically appointed by the Board of Directors for the purpose shall have the right to represent and vote such shares or interests.

                                   ARTICLE VII

                  VOTING AGREEMENTS OR VOTING TRUST AGREEMENTS

         In the event that the trustee or trustees of any voting agreement or voting trust agreement affecting the stock of the Corporation shall file with the Secretary an executed counterpart of any such voting trust agreement, the Corporation and all directors and officers thereof shall be required to recognize and give effect to the powers of the trustee or trustees thereunder.

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                                  ARTICLE VIII

                                 CORPORATE SEAL

         The seal of the Corporation shall be of such form and device as shall be approved and adopted by the Board of Directors.

                                   ARTICLE IX

                            EXECUTION OF INSTRUMENTS

         Section 9.1 PROPER OFFICERS. Except as hereinafter provided, or as required by law, checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, bills of exchange, orders for the payment of money, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages and other instruments or writings of any nature which require execution on behalf of the Corporation, may be signed by any two officers, but no officer, though he may hold two or more offices, shall sign any instrument in more than one capacity, provided, however, that the Board of Directors may from time to time authorize any such documents, instruments or writings to be signed by any officers, agents or employees of the Corporation or any one of them in such manner as the Board of Directors may determine.

         Section 9.2 FACSIMILE SIGNATURES. The Board of Directors may, from time to time, by resolution provide for the execution of checks, warrants, drafts and other orders for the payment of money by a mechanical device or machine or by the use of facsimile signatures under such terms and conditions as shall be set forth in any such resolution.

                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


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         Section 10.1 INDEMNIFICATION GENERALLY. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him including judgments and settlements attributable to punitive damage claims, in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, the Corporation shall not indemnify any director or officer from any action, suit or proceeding for punitive damages if such action, suit or proceeding arises from the failure of such director or officer to follow specific instructions issued by a superior officer or board of directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

         Section 10.2 SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or


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completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 10.3 EFFECT OF SUCCESS IN DEFENSE. To the extent that a director or officer of the Corporation or of any division of the Corporation, or a person serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) and (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 10.4 AUTHORIZATION FOR INDEMNIFICATION. Any indemnification under Sections 10.1 and 10.2 of this Article (unless ordered by a court) shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the director or officer


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is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.1 or 10.2. Such determination may be made:

                  (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

                  (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion to the Corporation;

                  (3)      by a majority vote of the stockholders; or

                  (4) by the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

         Section 10.5 EXPENSES. Expenses incurred in defending any action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this article.

         Section 10.6 INDEMNIFICATION NOT EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs , personal representatives, executors and administrators of such person.



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         Section 10.7 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this article. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the Corporation shall have any equity or other interest, through stock ownership or otherwise.

         Section 10.8 FIDUCIARIES OF EMPLOYEE BENEFIT PLANS. Indemnification, expense advancement or the purchase of insurance for the benefit of any fiduciary of any employee benefit plan or trust for the benefit of employees of the Corporation or another corporation in which the Corporation owns shares shall be made upon the authorization of the Board of Directors.

                  Section 10.9 ADDITIONAL INDEMNIFICATION. Anything to the contrary notwithstanding in this Article X, the Corporation may indemnify any director, officer, employee or agent to the fullest extent permitted by law.


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                                 REVISED BYLAWS

                                       OF

                              ALOHA AIRGROUP. INC.

                               (FORMERLY AQ CORP.)











                                                         (As of August 29, 1996)